SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 28, 2000

                             Aqua Care Systems, Inc.
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             (Exact name of registrant as specified in its charter)

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
                     Delaware                                        0-22434                          13-3615311
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(State or other jurisdiction of incorporation)                (Commission File No.)        (IRS Employer Identification No.)
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              11280 N.W. 37th Street, Coral Springs, Florida 33065
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              (Address of principal executive office and zip code)

       Registrant's telephone number, including area code: (954) 796-3338

                                 Not applicable
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          (Former name or former address, if changed since last report)

                                Page 1 of 3 Pages
                             Exhibit Index on Page 2

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Item 2.           Acquisition or Disposition of Assets.

On December 28, 2000, Aqua Care Systems, Inc. consummated the sale of the assets of its subsidiary, DuraMeter Pump Company, Inc., ("DMPC"), to Haskel International, Inc. In connection with this divestiture, Aqua Care Systems retained the land and building in Angola, New York, where the operations of DMPC are located. The Asset Purchase Agreement provides for, among other things, an initial purchase price payment of $3,750,000 in cash and prospective earn out payments aggregating $1,000,000, based upon the achievement of certain net sales levels of DMPC products over the next two years.

Item 7.           Financial Statements and Exhibits.

                  (c)      Exhibits.

                           2.1 Asset Purchase Agreement by and among Aqua Care Systems, Inc. and DuraMeter Pump Company, Inc. and Haskel Holdings, Inc. and Haskel International, Inc. dated as of December 27, 2000, including the Transition Services Agreement, the Assignment and Assumption Agreement and the Bill of Sale

                                       2

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Aqua Care Systems, Inc., Delaware corporation

Date:   January 12, 2001           By:      /s/ Norman J. Hoskin
                                            --------------------
                                            Norman J. Hoskin
                                            Chairman of the Board, President
                                            and Chief Executive Officer,
                                            Treasurer and Secretary

                                            /s/ George J. Overmeyer
                                            -----------------------
                                            George J. Overmeyer
                                            Vice President of Finance and
                                            Principal Accounting Officer

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                                 EXHIBIT INDEX


EXHIBIT NO.         EXHIBIT DESCRIPTION
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   2.1              Asset Purchase Agreement